Exhibit 10.1

SECOND AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT

THIS SECOND AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT (“this Agreement”) is entered into on the February 23, 2018, by and between the following parties:

Party A: Zhejiang Hailiang Education Consulting and Service Co., Ltd (hereinafter referred to as Party A)

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Legal representative: Wang Ming

Party B: Zhejiang Hailiang Education Investment Group Co.,Ltd (hereinafter referred to as Party B)

Residential Address: Hailiang business hotel Room 505, Diankou Town, Zhuji City, Zhejiang;

Legal representative: Wang Ming

Party C (a shareholder of Party B): Feng Hailiang (hereinafter referred to as Party C)

Identity Card No.: 3306251960102860116

Residential Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang.

Party D (a shareholder of Party B): Zhejiang Zhongyida Investment Co., Ltd (hereinafter referred to as Party D)

Residential Address: The 2nd floor, Building 67, East China Auto Parts and Plumbing City, Diankou Town, Zhuji City, Zhejiang;

Legal representative: Zhu Aihua

Party A, Party B, Party C and Party D are referred to together, “all Parties”.

WHEREAS,

1. Party A, Party B and Party C have signed the AMENDED AND RESTATED OPTION AGREEMENT on June 30, 2017 (the “2017 Option Agreement”). Party A, Party B, Party C and Party D intend to amend and restate the 2017 Option Agreement and enter into this Agreement.

2. Party A is a wholly foreign owned enterprise duly organized and existing under the laws of the People’s Republic of China, mainly engaged in consulting and service of education management, development of educational software and electronic products, business consulting; Laboratory lease, and education Logistics management; Party B is mainly engaged in educational investment and other relevant business via its affiliated entities; the Second Amended and Restated Consulting Service Agreement concerning related business is entered into on February 23, 2018 between Party A and Party B.

3. Party C and Party D are the shareholders of Party B, who together, hold the 100% equity interest of Party B (hereinafter referred to as “equity interest”).

All Parties hereto must abide by the terms and conditions hereof:

1. PURCHASE	AND SELL EQUITY

1.1	GRANT

Party C and Party D hereby grant Party A or the designated person of Party A (hereinafter referred to as “designee”) an irrevocable exclusive purchase option including but not limited to Party A, Party B, Party C or Party D dissolving the Second Amended and Restated Consulting Service Agreement, the Second Amended and Restated Exclusive Option Agreement, the Second Amended and Restated Pledge of Equity Agreement and the Second Amended and Restated Power of Attorney, or exercise the option under the circumstances such as bankruptcy, liquidation, or dissolution of Party B. Within the law of PRC, the person exercising the option has right to purchase all or part of the equity interests in Party B (“option”) in accordance with steps made by Party A and price stipulated in Article 1.3 hereof. The option is irrevocable and shall be exercised only by Party A or the designee, any third party shall not be granted. The term “designee” used herein shall include any natural person, corporation, partnership, enterprise, trust fund or unincorporated organization.

1.2	EXERCISE OF OPTION

Party A or the designee may notify Party C and Party D in writing and exercise its option at any time via indicating the share amounts and the way of purchase from Party C and Party D in accordance with applicable PRC laws, regulations and rules.

1.3	PRICE OF ACQUISITION

When Party A or the designee exercises the option, the total transfer price at each exercise payable by Party A or its designee to Party C and Party D shall be an amount equivalent to the lower of (i) the amount of contribution in Party B’s registered capital which the transferred shares represent, or (ii) the lowest price permitted by the PRC laws then in effect. In case the minimum price is higher than the capital contribution of Party B, Party C and Party D shall return the price difference to Party A and the designee in the way specified by Party A. Besides all of the above, all parties hereto agree that Party C and Party D shall not get any interests or profits of selling shares because Party A or the designee exercises the option.

1.4	EQUITY TRANSFER

When exercising the option within the scope of this Agreement:

1.4.1	Party C and Party D shall approve corresponding equity (hereinafter referred to as “equity purchased”) transfer resolution to Party A or the designee.

1.4.2	All the parties related shall execute the Equity Transfer Agreement in the reasonable form acceptable to Party A, stipulating all the terms and conditions of equity purchased

1.4.3	All the parties related shall perform all the rest necessary contracts, agreements and other documents, together with all governmental approvals, take the necessary action and transfer the valid purchased equity to Party A or the designee, to enable Party A and the designee to be the registered owner of equity purchased. In those terms, “encumbered equity” is referred to mortgage, pledge, or rights and interests for any third party, any rights to purchase equity, right of acquisition, right of first refusal, right of set off, retention of title or other security arrangement, while excluding the pledge under the Second Amended and Restated Pledge of Equity Agreement made and entered into as of February 23, 2018.

1.5	PAYMENT

Payment of equity purchase must be decided after negotiation between Party A, Party C and Party D, when exercising the option in accordance with the applicable laws.

2.	EQUITY RELATED STATEMENT

2.1	PARTY B’S STATEMENT

Party B hereby makes the following statement and warranty:

2.1.1	Without prior written consent of Party A, the article of association of Party B shall not be added in any form, modified or renewed, the capital contribution of Party B shall not be increased or decreased and the equity structure of Party B shall not be changed in any form.

2.1.2	Without prior written consent of Party A, after signing of this Agreement, neither party may sell, transfer, mortgage or any other dispose of any assets, legal or beneficial business interest or income, or encumber the assets of Party B, approval of encumber or establish any encumbered Equity.

2.1.3	Without prior written consent of Party A, any debt or guarantee shall be incurred, excluding (1) debt caused in the daily business of Party B excluding those caused by loan; and (2) debt having been informed Party A

2.1.4	To operate all the business normally, and not cause any damage to the business of Party B and its asset value.

2.1.5	Without prior written consent of Party A, any material agreement shall not be signed, excluding for the sake of daily business (in this term, if the amount is over RMB 100,000, this agreement will be deemed as a material agreement).

2.1.6	Without prior written consent of Party A, any loan to a third party or credit agreement will not be Allowed.

2.1.7	According to the demand of Party A, all the data relating to business and financial shall be provided to Party A.

2.1.8	Purchasing and maintaining the insurance provided by the insurance company accepted by Party A, premium and insurance policy shall be same as that of the company with assets of the same level and in the same line with Party B.

2.1.9	Without prior written consent of Party A, any merger, cooperation, acquisition or investment shall be forbidden.

2.1.10	Notify Party A any litigation, arbitration and administrative proceedings relating to the assets, business and revenue of Party B.

2.1.11	To sign all the proper and necessary documents, take all the measures necessary and relevant, file all the reasonable claim to guarantee the title of the assets of Party B.

2.1.12	Without prior written consent of Party A, any distribution of rights and interests in any form shall not be allowed, excluding distributing the dividends to the shareholders according to the demand of Party A.

2.1.13	Appointing the person indicated by the Party A in accordance with its demand.

2.2	PARTY C and PARTY D’S STATEMENT

Party C and Party D hereby individually and jointly and severally make the statements and warranty as below:

2.2.1	Without prior written consent of Party A, after signing of this Agreement, neither party may sell, transfer, mortgage or any other dispose of any assets, legal or beneficial business interest or income, or establish any encumbered equity, excluding those established by the Second Amended and Restated Pledge of Equity Agreement.

2.2.2	Without prior written consent of Party A, any resolutions of Party C and Party D’s meeting to approve the sell, assign, mortgage or dispose of any legal or beneficiary equity interests, or approve additional encumbered equity shall not be passed, supported or signed, excluding those established by the Second Amended and Restated Pledge of Equity Agreement. And the capital contribution shall not be altered or transferred.

2.2.3	Without prior written consent of Party A, any resolution put forward in Party C and Party D’s meeting attempting to approve the merger, cooperation, acquisition or investment shall not be agreed, supported or signed.

2.2.4	Notify Party A any litigation, arbitration or administrative proceedings having occurred or about to occur.

2.2.5	Urge the director board of Party B approve the transfer of the equity purchased according to this Agreement.

2.2.6	To sign all the documents, take all the measures, file all the claim necessary or relevant or put forward the defense necessary or relevant to other’s claim, to guarantee ones own equity.

2.2.7	To appoint the person indicated by the Party A in accordance with its demand; and

2.2.8	To abide by this Agreement and other relating agreements reached between Party A and Party B, perform all the obligations stipulated hereof, and don’t slack off the execution or any other performance probably influence the validity or enforceability of this Agreement.

3.	STATEMENTS AND WARRANTIES

As of the date of signing hereto, as to assign the purchased equity in accordance with the option exercise every time, Party B, Party C and Party D make the statements and warranties hereunder:

3.1	Our party is entitled to and capable of signing and delivering this Agreement, fulfilling all the obligations hereof and obligations stipulated in the Equity Transfer Agreement every time transferring the equity. Once signed, this Agreement and each Equity Transfer Agreement will constitute legal, valid, binding and enforceable obligations according to the relevant terms and Conditions.

3.2	To sign and perform this Agreement and the Equity Transfer Agreement will not: (1) violate any PRC laws and regulations; (2) be conflicted with the Article of Party A and documents of other entities; (3) incur any violation to the related agreements or documents or binding obligations; (4)violate any authorization of consent or approval or jeopardize the continuously effective conditions; (5) incur the suspension and abolishment of any consent and approval, and other additional conditions.

3.3	Without the prior consent of Party A, Party B shall not assign part or its all equity, and Party B, Party C or Party D shall not setting any encumbrances on the equity, unless otherwise stipulated in the Second Amended and Restated Pledge of Equity Agreement.

3.4	Party A shall not have any unsettled debt, excluding (1) debt from normal operations; and (2) debt informed to Party A or incurred with the written consent of Party A.

3.5	Party B abides by all the applicable PRC laws and regulations relevant to this Agreement..

3.6	There exists no pending or ongoing litigations, arbitrations, or administrative proceedings relating to Party B or its assets or equity. After the thorough investigation of Party B, Party C or Party D, there exists no pending or ongoing claims; and

3.7	There exist no encumbrances on the equity holding by Party C and Party D, excluding the encumbered equity under the Second Amended and Restated Pledge of Equity Agreement.

4.	ASSIGNMENT of AGREEMENT

4.1	Party B, Party C and Party D shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

4.2	Each of Party B, Party C and Party D hereby agrees that Party A shall have the right to transfer all of its rights and obligations under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B, Party C and Party D by Party A, and no any further consent from Party B, Party C and Party D will be required.

5.	EXERCUTION and DURATION

5.1	This Agreement shall be effective upon the date written on the first page.

5.2	During the term of this Agreement, this Agreement may not be terminated prior by Party B, Party C or Party D, or terminated prior by Party A for no reason.

6.	APPLICABLE LAW and DISPUTE RESOLUTION

6.1	Applicable Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

6.2	Dispute Resolution

Any dispute arising out of interpretation and performance hereof shall be settled through friendly negotiation by parties hereto. If parties hereto fail to settle the said dispute in 30 days, any party may file the said dispute with China International Economic and Trade Arbitration Commission for arbitration according to valid arbitration rules. Place of arbitration is Shanghai and arbitration language is Chinese. The arbitration award is final and binding on all parties hereto.

7.	TAXES and FEES

All parties shall undertake all the registration tax, cost and expenditure arising from the preparation, execution and completion of this Agreement and all the Equity Transfer Agreement in according with PRC laws.

8.	NOTICE

All notice or information relating to this Agreement sent by either party shall be written in Chinese and English and be sent out in the way hereunder: personal delivery, registered letter, pre-paid post, approved express service or image fax to the address of relevant party or parties, the address hereunder, other address or other specified address of party or parties. The principles hereunder shall be followed as to the date to inform the arrival of the mail: (1) the date to inform shall be prior to the arrival if via personal delivery; (2) the date to inform shall be the 10th day after the day of sending via pre-paid air registered letter, or the 4th day after sending out by international recognized express mail service; (3) If via fax, the date to inform shall be complied with the receipt time of the Transmission Confirmation.

Party A: Zhejiang Hailiang Education Consulting and Service Co.,Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Tel: 0571-58121720

Recipient: Huang Shiqi

Party B: Zhejiang Hailiang Education Investment Group Co.,Ltd

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City;

Fax: 0571-58122010

Tel: 0571-58122010

Recipient: Zhang Simeng

Party C: Feng Hailiang

Address: Hailiang Mansion, No. 1508, Binsheng Road, Binjiang District, Hangzhou City, Zhejiang

Fax: 0571-58120100

Contact: 0571-58121278

Party D: Zhejiang Zhongyida Investment Co., Ltd

Address:

Fax:

Contact:

9.	CONFIDENTIALITY

All parties hereto undertake and acknowledge that all the oral or written information is secret and all parties shall ensure the confidentiality of this kind of information. One party shall not provide the confidential information to any third party (i without prior written consent of other parties. The said restriction is not applicable to:

a. Materials having been available to the public prior to the disclosure.

b. Materials shall be disclosed according to the laws, legal system and rules of stock exchanging market.

c. Information supposed to be disclosed to legal consultants and financial consultants retained by all parties. such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article shall survive even if any terms of this Agreement are modified, abolished, terminated, or deemed as void and unenforceable by any reason.

10.	FURTHER GARANTEE

All parties agree to take reasonable actions to perform the terms and conditions hereof and execute necessary documents.

11.	MISCELLANEOUS

11.1	Amendment, Modification and Supplement of Agreement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

11.2	Completeness of Agreement

Despite the stipulations of Article 5 hereof, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein, and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

11.3	Severability

If any provision of this Agreement is invalid or unenforceable according to relevant PRC laws, such a provision shall be deemed invalid only within the scope of applicable PRC Laws and regulations in China, while the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall through negotiation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

11.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation and explanation of the provisions of this Agreement.

11.5	Language and copies

This Agreement shall be signed in Chinese in triplicates with each party hereto holding one copy of same legal effect.

11.6	Successor

This Agreement shall bind the successor or the transferee of each Party.

11.7	Remain in valid.

Regardless of the expiration of this Agreement or any items resulting in termination, all Parties shall continue to perform its obligation. When this Agreement is terminated, Article 6, Article 8, Article 9 and Article 11.7 remains effective.

11.8	Waiver

With written consent of all Parties, one party may waiver provisions stipulated hereof. One party abandoning its right arising out of another party’s default in some case, shall not be deemed as the waiver of the other party’s right to the default party in the similar circumstances.

11.9	Termination

The parties hereby confirm that, this Agreement includes total and only agreements between Party A, Party B, Party C and Party D and replaces all negotiations, agreements, commitments and written agreements, relating to matters stipulated in this Agreement. Since the date of signing this Agreement, the amendment and restatement of the option agreement which signed on Jane 30, 2017 between the parties shall be terminated.

(THIS PAGE IS THE SIGNATURE PAGE FOR STRUCTURE CONTRACT)

(SIGNATURE PAGE)

IN WITNESS THEREFORE, the Parties hereof is executed and sealed by the Parties or its legal representatives.

Party A: Zhejiang Hailiang Education Consulting and Service Co., Ltd.(Seal)

Legal representative: /s/ Ming Wang

Date: February 23, 2018

Party B: Zhejiang Hailiang Education Investment Group Co., Ltd (Seal)

Legal representative/ authorized person: /s/ Ming Wang

Date: February 23, 2018

Party C (a shareholder of Party B): /s/ Hailiang Feng

Date: February 23, 2018

Party D (a shareholder of Party B): Zhejiang Zhongyida Investment Co., Ltd (Seal)

Legal representative/ authorized person: /s/ Aihua Zhu

Date: February 23, 2018